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                                                                   EXHIBIT 10.35


                 AMENDMENT TO MANAGEMENT STOCK OPTION AGREEMENT

      This AMENDMENT TO MANAGEMENT STOCK OPTION AGREEMENT (the "Agreement"), dated as of May 20, 2003, of Jafra Cosmetics International, Inc., a Delaware company (the "Company") and the Grantee whose name appears on the signature page hereof ("Grantee").

      WHEREAS, the Company is party to one or more Management Stock Option Agreements (the "Management Stock Option Agreement"), each dated as of the date or dates set forth on the signature page hereof, with the Grantee pursuant to which Grantee was granted options ("Options") to purchase shares of capital stock of CDRJ Investments (Lux) SA, a Luxembourg societe anonyme ("Holding") pursuant to the Jafra Cosmetics International, Inc. Stock Incentive Plan (the "Plan");

      WHEREAS, Holding intends to liquidate and, as a result of such liquidation, has or will distribute (the "Distribution") to its shareholders cash and shares of capital stock of CDRJ North Atlantic (Lux) S.a.r.l., a Luxembourg societe a responsabilite limitee ("North Atlantic") for each share of Holding owned by such shareholders;

      WHEREAS, prior to such Distribution, North Atlantic will convert its corporate form into a societe anonyme with a capital structure similar to Holding in order to facilitate the Distribution;

      WHEREAS, in connection with the liquidation (effective as of the Distribution), all of the Options were, without any action on the part of the Grantee, converted into an option to purchase, on a one-for-one basis, shares of stock of North Atlantic in lieu of Holding shares and the exercise price of the Options automatically and without any action on the part of the Grantee adjusted as determined by a Special Option Committee of the Boards of Directors of the Company, Holding and North Atlantic to reflect the Distribution; and

      WHEREAS, the Company wishes to reflect such changes in a written document;

      NOW, THEREFORE, the Management Stock Option Agreement is hereby amended as follows:

      1. All references to (i) CDRJ North Atlantic (Lux) S.a.r.l. shall be changed to Jafra Worldwide Holdings (Lux) S.a.r.l., a Luxembourg societe a responsabilite limitee, (ii) "CDRJ Investments (Lux) S.A." shall be changed to "CDRJ North Atlantic (Lux) S.a.r.l," (or any successor name thereof), (iii) the shares of common stock Holding shall refer to shares of North Atlantic, and (iv) the "Registration and Participation Agreement" or to the "Registration Agreement" shall refer to the Registration and Participation Agreement, dated as of May 20, 2003, among North Atlantic and Clayton, Dubilier & Rice Fund V Limited Partnership and the other parties thereto.
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      2. The Option shall be an option to purchase shares of North Atlantic.

      3. The Option Price shall be adjusted to be the Option Price set forth on the signature page hereof.

      4. Except as specifically amended above, the Management Stock Option Agreements shall remain in full force and effect, as amended herein.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and delivered as of the date first above written.


                                    JAFRA COSMETICS INTERNATIONAL, INC.



                                    By:_________________________________
                                          Name:
                                          Title:


Acknowledged and Accepted:

GRANTEE

[[Name]]


-------------------------------
Name:

Date of Management Stock Option      Original Option     Adjusted
Agreement                            Price               Option Price
-------------------------------      ---------------     ------------


